UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                August 24, 2012

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

 (972) 219-3330
(Registrant's telephone number, including area code):

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 24, 2012, the Registrant issued a press release to announce that, at a special meeting of stockholders of Neutron Energy, Inc. (“Neutron”), held on August 23, 2012, Neutron stockholders approved the Agreement and Plan of Merger, dated March 1, 2012 (the "Merger Agreement"), by and among Neutron, URI and URI Merger Corporation, and the merger (the "Merger") contemplated by the Merger Agreement.

Of the shares voted at Neutron’s special meeting of stockholders, 99.9% of the votes cast were “FOR” approval of the Merger Agreement and the Merger, which represents approximately 61.5% of Neutron’s outstanding shares as of the record date for the meeting.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release dated August 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	August 24, 2012	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 24, 2012